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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 April 11, 2000



Register.com, Inc.
575 Eighth Avenue, 11th Floor
New York, New York 10018

                  Re: Register.com, Inc. - Registration Statement for Offering of an Aggregate of 9,511,499 Shares of Common Stock
                       ------------------------------------------------------
Dear Ladies and Gentlemen:

                  We have acted as counsel to Register.com, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 9,511,499 shares of common stock (the "Shares") authorized for issuance in the aggregate under the Company's Employee Stock Purchase Plan and the 2000 Stock Incentive Plan (collectively, the "Plans"), the warrants issued to certain individuals pursuant to written compensation agreements and the option granted to Mr. Forman pursuant to employment agreement (collectively, the "Agreements").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans, and the issuance of warrants and grant of option under the Agreements. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements or stock purchase rights duly authorized under the Plans and in accordance with the Registration Statement, (b) duly authorized direct stock issuances under the 2000 Stock Incentive Plan and in accordance with the Registration Statement or (c) the Agreements and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, the Agreements or the Shares.


                                             Very truly yours,


                                             /s/ Brobeck, Phleger & Harrison LLP
                                             BROBECK, PHLEGER & HARRISON LLP